                                        AMENDMENT dated as of August 26,
                                   1994, to the Credit Agreement dated as
                                   of March 27, 1992, as previously amended
                                   (the "Credit Agreement"), among CHICAGO
                                   AND NORTH WESTERN RAILWAY COMPANY (as
                                   successor to Chicago and North Western
                                   Transportation Company), a Delaware
                                   corporation (the "Borrower"), CHICAGO
                                   AND NORTH WESTERN TRANSPORTATION COMPANY
                                   (as successor to Chicago and North
                                   Western Holdings Corp.), a Delaware
                                   corporation ("Holdings"), the financial
                                   institutions party thereto as lenders
                                   (the "Lenders"), BANK OF MONTREAL, a
                                   Canadian banking corporation, as issuing bank (in such capacity, the "Issuing Bank"), the Co-Agents named therein and CHEMICAL BANK, as administrative agent for the Lenders and the Issuing Bank (in such capacity, the "Agent").


                    Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement. The Borrower has requested that the Lenders enter into this Agreement in order to amend certain provisions of the Credit Agreement as set forth herein. The undersigned Lenders have agreed to the requested amendments to the Credit Agreement, subject to the terms and conditions set forth herein. Accordingly, the parties hereto agree as follows:

                    SECTION 1. Amendments to Article I. Effective as of the Effective Time, Article I of the Credit Agreement is hereby amended as follows:

                    (a) Section 1.01 of the Credit Agreement is hereby amended by deleting in their entirety the definitions of the terms "Designated Capital Expenditure", "Designated Payment" and "Excess Cash Flow".

                    (b) The definition of the term "Designated Dividends" set forth in Article I of the Credit Agreement is hereby amended by (i) deleting the words "Designated Payments, Designated Capital Expenditures" from clause (iii) of the proviso therein and (ii) inserting after the words "Residual Equity Proceeds" in such clause (iii) the words "and increases to the Dividend Amount".

                    (c) The definition of the term "Dividend Amount" set forth in Article I of the Credit Agreement is hereby amended to read in its entirety as follows:

                         "Dividend Amount" shall mean, at any time, an
               amount equal to the sum of (a) if positive, 10% of the aggregate net income of Holdings and its consolidated subsidiaries for the period from and including October 1, 1993, to and including the end of the most recent fiscal quarter of Holdings ended prior to such time for which financial statements have been delivered to the Agent, treated as a single accounting period, computed in accordance with GAAP consistently applied but excluding any non-cash extraordinary or nonrecurring gains or losses, plus
               (b) the Net Proceeds of any issuance of shares of Holdings Common Stock after July 1, 1993 (including pursuant to the exercise of stock options held by management); provided that the Borrower notifies the Credit Agreement Creditors within 180 days after receipt by Holdings of the Net Proceeds (i) that such Net Proceeds are being designated by the Borrower to increase the Dividend Amount, (ii) of the amount so designated and (iii) that the amount so designated does not, together with the aggregate amount of Designated Dividends and Residual Equity Proceeds previously designated in respect of such Net Proceeds, exceed the aggregate amount of such Net Proceeds, minus (c) the aggregate amount of dividends paid by Holdings after October 1, 1993, and prior to such time. Except to the extend the Borrower notifies the Credit Agreement Creditors within 180 days after receipt by Holdings of the Net Proceeds of any issuance of shares of Holdings Common Stock referred to in clause (b) above that such Net Proceeds are being designated for Designated Dividends or Residual Equity Proceeds, the Borrower shall be deemed to have notified the Credit Agreement Creditors that such Net Proceeds are being designated to increase the Dividend Amount.

                    (d) The definition of the term "Net Proceeds" set forth in Article I of the Credit Agreement is hereby amended by deleting the parenthetical in clause (ii) of the proviso therein.

                    (e) The definition of the term "Permitted Business Acquisitions" set forth in Article I of the Credit Agreement is hereby amended by deleting in its entirety the phrase "and the aggregate consideration paid (including any assumptions of Indebtedness and the fair market value of any non-cash consideration) to make each such acquisition is included as a Capital Expenditure in the quarter in which such acquisition is consummated for purposes of computing the limits prescribed by
          Section 6.03".

                    (f) The definition of the term "Residual Equity Proceeds" set forth in Article I of the Credit Agreement is hereby amended by (i) deleting the words "Designated Capital Expenditures or Designated Payments" from clause (ii) of the proviso therein and (ii) inserting the phrase "or applied to increase the Dividend Amount" at the end of clause (ii) of the proviso therein.

                    SECTION 2. Amendments to Article II. Effective as of the Effective Time, Article II of the Credit Agreement is hereby amended as follows:

                    (a) Section 2.11(c) of the Credit Agreement is hereby amended by deleting paragraph (ii) thereof in its entirety.

                    (b) Section 2.12 of the Credit Agreement is hereby amended by deleting the references in paragraph (c) thereof to "Section 2.12(f)" and deleting paragraph (f) thereof in its entirety.

                    (c) Section 2.12(g) of the Credit Agreement is hereby amended by deleting the phrase ", a payment of Excess Cash Flow" from clause (i) thereof.

                    (d) Section 2.12(h) of the Credit Agreement is hereby amended by deleting clause (ii) thereof in its entirety.

                    SECTION 3. Amendments to Article VI. Effective as of the Effective Time, Article VI of the Credit Agreement is hereby amended as follows:

                    (a) Section 6.01 of the Credit Agreement is hereby amended by deleting the words "permitted under Section 6.03" from clause (e) thereof.

                    (b) Article VI of the Credit Agreement is hereby amended by deleting Section 6.03 thereof in its entirety.

                    (c) Section 6.04 of the Credit Agreement is hereby amended by deleting clause (iv) of the proviso appearing in clause (h) thereof.

                    (d) Section 6.05(b) of the Credit Agreement is hereby amended by deleting clause (v) thereof in its entirety.

                    (e) Section 6.07 of the Credit Agreement is hereby amended by deleting the words "permitted by Section 6,03" from clause (a) thereof.

                    (f) Section 6.08(e) of the Credit Agreement is hereby amended by inserting at the end of clause (i) thereof the phrase ", provided that the aggregate consideration paid (including any assumptions of Indebtedness and the fair market value of any non-cash consideration) for Permitted Business Acquisitions made on and after August 26, 1994, shall not exceed $200,000,000".

                    SECTION 4. Consent to Amendment. Each undersigned Lender, by its execution of a counterpart hereof, consents to and approves the amendment to the Note Purchase Agreement substantially in the form of such amendment attached hereto as Exhibit A.

                    SECTION 5. Representations and Warranties. Each of Holdings and the Borrower represents and warrants to each of the Lenders that:

                    (a) as of the Effective Time, there exists no Default or Event of Default;

                    (b) the representations and warranties set forth in each Loan Document are true and correct in all material respects at and as of the Effective Time with the same effect as though made at and as of the Effective Time, except to the extent such representations and warranties expressly relate to an earlier date and except that it is understood that Chicago and North Western Railway Company is the surviving corporation of mergers of CNW, Chicago and North Western Transportation Company and Acquisition Corp. and Chicago and North Western Transportation Company is the successor to Holdings; and

                    (c) as of the Effective Time, each of Holdings, the Borrower and each other subsidiary of Holdings that is a party to any Loan Document is in compliance with all of the terms and provisions set forth in the Credit Agreement and in each other Loan Document on its part to be observed or performed.

                    SECTION 6. Conditions of Effectiveness. This Agreement, including the amendments to the Credit Agreement set forth above, shall become effective upon the satisfaction of the following conditions:

                    (a) The Agent (or its counsel) shall have received counterparts of this Agreement which, when taken together, bear the signatures of Holdings, the Borrower and the Required Lenders.

                    (b) The Collateral Agent (or its counsel) shall have received counterparts of this Agreement and the amendment to the Note Purchase Agreement substantially in the form attached hereto as Exhibit A which, when taken together, bear the signatures of Holdings, the Borrower and the Required Creditors (as defined in the Intercreditor Agreement).

                    (c) The Agent shall have received (i) for the account of each Lender that has delivered an executed counterpart hereof to the Agent at or prior to the Effective Time, a fee equal to 0.10% of the sum of such Lender's Loans, Letter of Credit
          Exposure and unused Commitments (calculated as of the Effective
          Time) and (ii) reimbursement of any out-of-pocket expenses incurred by the Agent or the Collateral Agent in connection with the preparation, execution and delivery of this Agreement and the amendment to the Note Purchase Agreement contemplated hereby (to the extent that notice of the amount of such expenses is given to the Borrower prior to the date of effectiveness of this Agreement).

                    (d) The Agent shall have received (i) a certificate, dated the date of effectiveness of this Agreement and signed by a Financial Officer of Holdings and the Borrower, confirming the representations made in Section 5 of this Agreement and (ii) the favorable written opinion of James P. Daley, Esq., general counsel for Holdings and the Borrower, dated the date of effectiveness of this Agreement, addressed to the Lenders, and substantially in the form attached hereto as Exhibit B. Each of Holdings and the Borrower hereby directs its general counsel to deliver the opinion referred to in clause (ii) above, it being understood that the Lenders will and may rely thereon.

                    The Agent will notify the Borrower, the Issuing Bank and the Lenders when the foregoing conditions have been satisfied. The time at which such conditions are satisfied, as reasonably determined by the Agent, is referred to herein as the "Effective Time". The Agent's determination of the Effective time shall be conclusive absent manifest error.

                    SECTION 7. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                    SECTION 8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

                    SECTION 9. Agreement. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

                    SECTION 10. Expenses. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Agent and the Collateral Agent in connection with this Agreement.

                    SECTION 11. Headings. The headings of this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                    IN WITNESS WHEREOF, Holdings, the Borrower, the Agent, the Issuing Bank and the Lenders have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first above written.


                                        CHICAGO AND NORTH WESTERN
                                        RAILWAY COMPANY,

                                          by
                                            /s/ John E. Voldseth
                                            Name:  John E. Voldseth
                                            Title: Vice President Finance


                                        CHICAGO AND NORTH WESTERN
                                        TRANSPORTATION COMPANY,

                                          by
                                            /s/ John E. Voldseth
                                            Name:  John E. Voldseth
                                            Title: Vice President Finance


                                        CHEMICAL BANK,

                                          by
                                            /s/ Julie A. Soper
                                            Name:  Julie A. Soper
                                            Title: Vice President


                                        BANK OF MONTREAL,

                                          by

                                            /s/ Randall B. Becker
                                            Name:  Randall B. Becker
                                            Title: Managing Director

                                        BANQUE PARIBAS,

                                          by
                                            /s/ Clark C. King, III
                                            Name:  Clark C. King, III
                                            Title: Vice President


                                          by
                                            /s/ Peter Toal
                                            Name:  Peter Toal
                                            Title: Regional General Manager


                                        THE CHASE MANHATTAN BANK,
                                        N.A.,

                                          by
                                            /s/ Francis M. Cox, III
                                            Name:  Francis M. Cox, III
                                            Title: Vice President


                                        CONTINENTAL BANK,

                                          by
                                            /s/ Paul R. Frey
                                            Name:  Paul R. Frey
                                            Title: Senior Vice President


                                        THE FIRST NATIONAL BANK OF
                                        CHICAGO,

                                          by
                                            /s/ Gerald F. Mackin
                                            Name:  Gerald F. Mackin
                                            Title: Vice President


                                        THE LONG-TERM CREDIT BANK OF
                                        JAPAN, LTD.,

                                          by
                                            /s/ Richard E. Stahl
                                            Name:  Richard E. Stahl
                                            Title: Senior Vice President
                                                   and Joint General
                                                   Manager

                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION,

                                          by
                                            /s/ Patricia DelGrande
                                            Name:  Patricia DelGrande
                                            Title: Vice President


                                        NATIONAL WESTMINSTER BANK USA,

                                          by
                                            /s/ W. Wakefield Smith
                                            Name:  W. Wakefield Smith
                                            Title: Vice President


                                        ALLSTATE LIFE INSURANCE
                                        COMPANY,

                                          by
                                            /s/ Gary W. Fridley
                                            Name:  Gary W. Fridley
                                            Title: Vice President


                                          by
                                            /s/ Barry Paul
                                            Name:  Barry Paul
                                            Title: Vice President


                                        ANCHOR NATIONAL LIFE INSURANCE
                                        COMPANY,

                                          by
                                            /s/ Michael J. Campbell
                                            Name:  Michael J. Campbell
                                            Title: Authorized Agent


                                        THE FIRST NATIONAL BANK OF
                                        BOSTON,

                                          by
                                            /s/ Dexter Freeman
                                            Name:  Dexter Freeman
                                            Title: Vice President

                                        THE BANK OF NEW YORK,

                                          by
                                            /s/ Charlotte Sohn
                                            Name:  Charlotte Sohn
                                            Title: Assistant Vice President


                                        CANADIAN IMPERIAL BANK OF
                                        COMMERCE,

                                          by
                                            /s/ John J. Mack
                                            Name:  John J. Mack
                                            Title: Authorized Signatory


                                        CAISSE NATIONALE DE CREDIT
                                        AGRICOLE,

                                          by
                                            /s/ David Bouhl
                                            Name:  David Bouhl
                                            Title: First Vice President
                                                   Head of Corporate
                                                   Banking-Chicago


                                        CREDIT SUISSE,

                                          by
                                            /s/ Geoffrey M. Craig
                                            Name:  Geoffrey M. Craig
                                            Title: Member of Senior
                                                   Management


                                          by
                                            /s/ Kristinn R. Kristinsson
                                            Name:  Kristinn R. Kristinsson
                                            Title: Associate

                                        DRESDNER BANK AG, CHICAGO
                                        BRANCH AND GRAND CAYMAN
                                        BRANCH,

                                          by
                                            /s/ John H. Schaus
                                            Name:  John H. Schaus
                                            Title: First Vice President

                                          by
                                            /s/ Graham D. Lewis
                                            Name:  Graham D. Lewis
                                            Title: Assistant Vice President


                                        THE MITSUBISHI TRUST AND
                                        BANKING CORPORATION,

                                          by
                                            /s/ Masaaki Yamagishi
                                            Name:  Masaaki Yamagishi
                                            Title: Chief Manager


                                        THE NIPPON CREDIT BANK, LTD.,

                                          by
                                            /s/ Elizabeth S. Tarbell
                                            Name:  Elizabeth S. Tarbell
                                            Title: Assistant Vice President


                                        THE NORTHERN TRUST COMPANY,

                                          by
                                            /s/ Kelly L. Otto
                                            Name:  Kelly L. Otto
                                            Title: Commercial Banking
                                                   Officer

                                        PROSPECT STREET SENIOR
                                        PORTFOLIO, L.P.,

                                          by PROSPECT STREET SENIOR
                                          LOAN CORP., as managing
                                          general partner of PROSPECT
                                          STREET SENIOR PORTFOLIO,
                                          L.P.,

                                          by
                                            /s/ Preston I. Carnes
                                            Name:  Preston I. Carnes
                                            Title: Vice President


                                        THE TORONTO-DOMINION BANK,

                                          by
                                            /s/ David G. Parker
                                            Name:  David G. Parker
                                            Title: Manager Credit
                                                   Administration


                                        THE TRAVELERS INSURANCE
                                        COMPANY,

                                          by
                                            /s/ Paul T. Quistberg
                                            Name:  Paul T. Quistberg
                                            Title: Assistant Investment
                                                   Officer


                                        THE TRAVELERS INDEMNITY COMPANY,

                                          by
                                            /s/ Paul T. Quistberg
                                            Name:  Paul T. Quistberg
                                            Title: Assistant Investment
                                                   Officer


                                        PROTECTIVE LIFE INSURANCE
                                        COMPANY,

                                          by
                                            /s/ Mark K. Okada
                                            Name:  Mark K. Okada
                                            Title: Principal Protective
                                                   Asset Management Co.

                                        CHANCELLOR SENIOR SECURED
                                        MANAGEMENT, INC., as Portfolio
                                        Advisor to:

                                        RESTRUCTURED OBLIGATIONS BACKED
                                        BY SENIOR ASSETS, B.V. (ROSA)

                                          by
                                            /s/ Stephen M. Alfieri
                                            Name:  Stephen M. Alfieri
                                            Title: Vice President


                                        CHANCELLOR SENIOR SECURED
                                        MANAGEMENT, INC., as Portfolio
                                        Advisor to:

                                        KEYPORT LIFE INSURANCE COMPANY,

                                          by
                                            /s/ Stephen M. Alfieri
                                            Name:  Stephen M. Alfieri
                                            Title: Vice President


                                        SUN LIFE INSURANCE CO.,

                                          by
                                            /s/ Michael J. Campbell
                                            Name:  Michael J. Campbell
                                            Title: Authorized Agent


                                        INDUSTRIAL BANK OF JAPAN, LTD.,

                                          by
                                            /s/ Hiroki Yamada
                                            Name:  Hiroki Yamada
                                            Title: General Manager


                                                                  EXHIBIT A





          Second Amendment, dated as of August 26, 1994, to the Senior Secured Note Purchase Agreement, dated as of March 27, 1992, as previously amended, among Chicago and North Western Railway Company (formerly Chicago and North Western Transportation Company) (the Issuer), Chicago and North Western Transportation Company (formerly Chicago and North Western Holdings Corp.) and the Purchasers named therein.









                                                                  EXHIBIT B







          August 26, 1994







          TO: Each of the lenders (the "Lenders") parties to the Amendment dated as of August 26, 1994 (the "Amendment") to the Credit Agreement dated as of March 27, 1992, as previously amended (the "Credit Agreement") among Chicago and North Western Railway Company, as Borrower, Chicago and North Western Transportation Company, as Guarantor, the lenders party thereto, Bank of Montreal, as Issuing Bank, and Chemical Bank, as Agent.


          Ladies and Gentlemen:

                    This opinion is furnished to you pursuant to
          Section 6(d) of the Amendment. Unless otherwise defined herein, terms defined in the Amendment and the Credit Agreement are used herein as therein defined.

                    I am General Counsel of Chicago and North Western Railway Company (as successor to Chicago and North Western Transportation Company), a Delaware corporation (the "Borrower"). Each of the corporations listed on Schedule I hereto (collectively referred to together with the Borrower and the Guarantor as the "Corporations") are wholly-owned direct or indirect subsidiaries of Chicago and North Western Transportation Company (as successor to Chicago and North Western Holdings Corp.), a Delaware corporation. As General Counsel of the Borrower, I or attorneys on my staff or on the legal staffs of the Corporations and the Borrower are familiar with the organization and operations of the Corporations and their legal affairs are encompassed by my duties as General Counsel for the Borrower.

                    I or attorneys on my staff have reviewed original executed copies of, or facsimile transmissions or photocopies of execution copies of the Amendment, the Master Assignment
          Agreement, the Credit Agreement (and any Notes for each Lender executed by the Borrower), the Pledge Agreement, the Security Agreement, the Guarantee Agreement, the Mortgages, and the Intercreditor Agreement (the above documents are hereinafter collectively referred to as the "Documents"). In addition, in connection with this opinion, I or attorneys on my staff have examined the originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments (including memoranda


          prepared by outside counsel) and such certificates or comparable documents of public officials and of officers and representatives of the Corporations and have made such other and further investigations, as I or other attorneys on my staff have deemed relevant and necessary as a basis for the opinions hereinafter set forth. For purposes of this opinion, I or attorneys on my staff have assumed, with your permission, the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me or them as originals, the conformity to originals of all facsimile transmissions or photocopies of (i) such records, instruments, certificates and other documents and (ii) executed or execution copies of such agreements, and that the parties to the Documents other than the Corporations have the corporate power and authority to enter into and perform each of the Documents and that each of the Documents has been duly authorized, executed and delivered by each such other party.

                    As to questions of fact relevant to this opinion, I have relied upon certificates of officers and representatives of the Corporations or public officials.

                    Based upon and subject to the foregoing, and subject to the qualifications and exceptions set forth herein, I am of the opinion that:

                    1. Each of the Borrower and the Guarantor has the requisite corporate power and authority, and all material licenses, permits, franchises, consents and approvals, to own its property and assets and to carry on its business as now conducted except in any case where the failure to hold or be in compliance with any of the foregoing would not individually or in the aggregate have a material adverse effect on the Borrower or the Guarantor. Each of the Borrower and the Guarantor also has the requisite corporate power and authority to execute, deliver and perform the Amendment.

                    2. The execution, delivery and performance by the Borrower and the Guarantor of the Amendment will not:

                         (i) violate any provision of the articles of incorporation or by-laws of the Borrower or the Guarantor or violate (x) any provision of law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality of (1) the State of Illinois or the General Corporation Law of the State of Delaware or of the United States of America or (2) to the best of my knowledge and the knowledge of attorneys on my staff, any other jurisdiction of the United States, or
               (y) any indenture, certificate of designation for preferred stock, agreement or other instrument known to us after due inquiry to which any of the Corporations is a party or by which any of them or any of their property is bound,

                         (ii) be in conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or


                         (iii) result in the creation or imposition of (or the obligation to create or impose) any material Lien upon any of the property or assets of any of the Corporations under any such indenture, agreement or other instrument.

                    3. The Amendment has been duly executed and delivered by each of the Borrower and the Guarantor. The Credit Agreement, as amended by the Amendment, and the other Documents continue to constitute valid and legally binding obligations of each of the Corporations that is a party thereto, enforceable against each such Corporation in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law).

                    4. To the best of my knowledge and the knowledge of attorneys on my staff, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, the ICC or any other Governmental Authority in the states in which the Corporations conduct business, is required to be obtained or made by any Corporation to authorize, or is required in connection with the execution, delivery and performance of, the Amendment (except such as have been obtained or made and are in full force and effect).

                    The attorneys on my staff and I are admitted to practice in the State of Illinois and this opinion accordingly is limited to the laws thereof, the General Corporation Law of the State of Delaware and the laws of the United States. However, I also advise you that nothing has come to our attention with respect to the laws of other applicable jurisdictions that is inconsistent with the conclusions expressed herein. I recognize that the Amendment is governed by the laws of the State of New York and that neither I nor any of the attorneys on my staff are admitted to practice in the State of New York. In giving the opinion expressed in paragraph 3, I have assumed that the laws of the State of New York are in all relevant respects consistent with the laws of the State of Illinois. Finally, I advise you that we customarily review, either ourselves or with assistance of local counsel, questions that arise from time to time relating to the application to the business of the Corporations of the laws of the jurisdictions in which the Corporations have material operations.


                                             Very truly yours,


                                             /s/ James P. Daley
                                             James P. Daley
                                             Senior Vice President
                                             General Counsel and Secretary


                                                                 SCHEDULE I







                                   The Corporations


          Chicago and North Western Railway Company
          Midwestern Railroad Properties, Incorporated
          North Western Leasing Company
          Signage, Inc.
          Wisconsin Town Lot Company
          CNW Realco, Inc.